UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 27, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Second Amendment to Senior Credit Facility. Concentra Operating Corporation (the “Company”) is a party to that certain Credit Agreement dated as of September 30, 2005, among the Company, Concentra Inc., the parent corporation of the Company (“Concentra Holding”), the several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), General Electric Capital Corporation, as Documentation Agent, and Citicorp North America, Inc. and Credit Suisse First Boston, as Co-Syndication Agents (as amended, the “Credit Agreement”).

On February 27, 2007, the Administrative Agent advised the Company that the conditions to the effectiveness of the Second Amendment to the Credit Agreement, dated as of February 14, 2007 (the “Second Amendment”) had been satisfied, and such Second Amendment was effective. The Second Amendment amends the terms of the Credit Agreement to, among other things, (i) permit the exclusion for the calculation of Consolidated EBITDA (as defined in the Credit Agreement) of a one time charge of $12.25 million in connection with the Settlement (as defined below), (ii) consent to the consummation of the Coventry Transaction (as defined below), and (iii) within six months of the consummation of the Coventry Transaction, permit the Company to pay a one time dividend in an aggregate amount not to exceed $100,000,000 to Concentra Holding to permit Concentra Holding thereafter to distribute the proceeds thereof as a dividend to its shareholders.

In January 2007, the Company disclosed that one of its wholly-owned subsidiaries, FOCUS Healthcare Management, Inc. (“FOCUS”), had tentatively settled a class action lawsuit in Louisiana (the “Settlement”). FOCUS maintains a preferred provider network of occupational healthcare providers. The plaintiffs asserted that certain of FOCUS’ practices violated Louisiana law. In the Settlement, FOCUS agreed to create a $12 million settlement fund and to pay an additional $250,000 to cover actual expenses related to the administration of the Settlement. The parties to the Settlement agree that the Settlement represents a compromise of disputed claims and is not an admission of liability for any purposes.

In February 2007, the Company announced that it and certain of its subsidiaries, Concentra Health Services, Inc., National Healthcare Resources, Inc., and Concentra Integrated Services, Inc., entered into a Purchase Agreement (the “Purchase Agreement”) with Coventry Health Care, Inc. and Coventry Health Care Workers Compensation, Inc., a wholly-owned subsidiary of Coventry (“Buyer”). Pursuant and subject to the terms and conditions set forth in the Purchase Agreement, Buyer has agreed to acquire the Company’s workers’ compensation managed care services business for $387,500,000 in cash, as adjusted pursuant to the Purchase Agreement, and the assumption of the Assumed Liabilities (as defined in the Purchase Agreement) (the “Coventry Transaction”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: March 1, 2007